Filed Pursuant to Rule 424(b)(7)
Registration No. 333-289189
PROSPECTUS SUPPLEMENT
(to Prospectus dated August 1, 2025)
Perella Weinberg Partners
Resale of Up To 1,127,529 Shares of Class A Common Stock
This prospectus supplement and the accompanying prospectus relate to the offer and sale, from time to time, by the selling holders identified in this prospectus supplement and the accompanying prospectus (the “Selling Holders”), or their permitted transferees, of up to 1,127,529 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”).
This prospectus supplement and the accompanying prospectus provide you with the general manner in which the Selling Holders may offer or sell the securities. More specific terms of any securities that the Selling Holders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus supplement and the accompanying prospectus.
Additional details regarding the Selling Holders are set forth in this prospectus supplement under “Selling Holders.”
We will not receive any proceeds from the sale of shares of Class A common stock by the Selling Holders pursuant to this prospectus supplement and the accompanying prospectus. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus supplement and the accompanying prospectus.
Our registration of the securities covered by this prospectus supplement and the accompanying prospectus does not mean that the Selling Holders will offer or sell, as applicable, any of the securities. The Selling Holders may offer and sell the securities covered by this prospectus supplement and the accompanying prospectus in a number of different ways and at varying prices. We provide more information in the section entitled “Plan of Distribution.”
We may amend or supplement this prospectus supplement and the accompanying prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.
Our Class A common stock is traded on the Nasdaq Global Select Market (the “Nasdaq”) under the symbol “PWP.” On August 28, 2026, the closing price of our Class A common stock on the Nasdaq was $16.98 per share.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN.
Neither the SEC nor any state securities commission has approved or disapproved of the securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is September 1, 2026.

Table of Contents
Prospectus Supplement
Prospectus
i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3ASR that we filed with the SEC using a “shelf” registration process and consists of two parts. Under this shelf registration process, the Selling Holders may, from time to time, offer and sell the securities described in this prospectus supplement in one or more offerings. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The Selling Holders may use the shelf registration statement to sell up to an aggregate of 1,127,529 shares of Class A common stock from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Holders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A common stock being offered and the terms of the offering.
We may also provide a prospectus supplement or, if appropriate, a post-effective amendment, to the registration statement to add information to, or update or change information contained in, this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Neither we nor the Selling Holders have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any accompanying prospectus supplement we have prepared. We and the Selling Holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable prospectus supplement. This prospectus supplement and the accompanying prospectus are not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. The information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any accompanying prospectus supplement is current only as of their respective dates. You should not assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any accompanying prospectus supplement is accurate as of any date other than that date or as of any earlier date as of which information is given. Our business, financial condition, results of operations and prospects may have changed since that date.
This prospectus supplement and the accompanying prospectus contain or incorporate by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
Unless the context indicates otherwise, references to the “Company,” “we,” “us” and “our” refer to Perella Weinberg Partners, a Delaware corporation, and its consolidated subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the Company, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
Important factors, among others, that may affect actual results or outcomes include (but are not limited to): changing market conditions; the Company's ability to execute on its growth initiatives, business strategies or operating plans; the Company's ability to successfully identify, recruit, develop and retain talent; the Company's dependence on its fee-paying clients and fluctuating revenues from its non-exclusive, engagement-by-engagement business model; the high volatility of the Company's revenue as a result of its reliance on advisory fees that are largely contingent on the completion of events which may be out of its control; the Company's ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company's business, including actual, potential or perceived conflicts of interest and other factors that may damage its business and reputation; substantial litigation risks in the financial services industry; cybersecurity and other operational risks; extensive regulation of the corporate advisory industry and U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy and laws; and other risks and uncertainties described under the section entitled “Risk Factors,” included in our most recent Annual Report on Form 10-K, as amended by any amendments thereto, and the other documents we file with the SEC from time to time incorporated by reference herein.
The forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus supplement and the accompanying prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements and related notes incorporated by reference into this prospectus supplement, the accompanying prospectus, any applicable prospectus supplement and the documents to which we refer in the “Incorporation of Certain Documents by Reference” section below.
Company Overview
We are a leading global independent advisory firm that provides strategic and financial advice to clients across the most active industry sectors and international markets. Our global clients include large public multinational corporations, mid-sized public and private companies, financial sponsors, individual entrepreneurs, private and institutional investors, creditor committees and government institutions.
We were founded in June 2006 with the opening of offices in New York and London, led by a team of ten seasoned advisory partners who previously held senior management positions at large global investment banks. The foundation of our Company was rooted in a belief, among other considerations, that clients would increasingly seek out deeply experienced advisors who offer independent strategic thinking and who are not burdened by the complicated conflicts that large investment banking institutions may face due to their various businesses. The 2008 global financial crisis reinforced this hypothesis and contributed to the early growth of our Company. Today, we believe that our independence is even more important. For clients and for us, independence means freedom from the distractions that dilute strategic thinking and a willingness and candor to share an honest opinion, even if at times it is contrary to our clients’ point of view. We believe that our clients choose to engage us because they value our unbiased perspective and expert advice regarding complex financial and strategic matters.
Our business provides services to multiple industry sectors, geographic markets and advisory offerings. We believe that our collaborative partnership and integrated approach combining deep industry insights, significant technical, product and transactional expertise, and rigorous work ethic create a significant opportunity for our Company to realize sustainable growth. We seek to advise clients throughout their evolution, with the full range of our advisory capabilities including, among other things, advice related to strategic and financial decisions, mergers and acquisitions (“M&A”) execution, shareholder engagement advisory, financing and capital solutions advice with a focus on restructuring and liability management, capital markets advisory, private funds advisory, and private capital placement, as well as specialized underwriting services primarily for the energy and related industries.
Corporate Information
Perella Weinberg Partners is a Delaware corporation. Our principal executive offices are located at 767 Fifth Avenue, New York, New York 10153, and our telephone number is (212) 287-3200. Our website is https://pwpartners.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus supplement or the accompanying prospectus.

THE OFFERING
We are registering the resale by the Selling Holders or their permitted transferees of up to 1,127,529 shares of Class A common stock. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page S-5 of this prospectus supplement.

Issuer	Perella Weinberg Partners

Shares of Class A common stock offered by the Selling Holders	1,127,529 shares

Terms of the Offering
The Selling Holders will determine when and how they will sell the shares of Class A common stock offered in this prospectus supplement and the accompanying prospectus, as described in “Plan of Distribution.”

Use of Proceeds	We will not receive any proceeds from the sale of the Class A common stock to be offered by the Selling Holders.

Nasdaq Global Select Market symbol	Class A common stock: “PWP”

Risk Factors
Any investment in the shares of Class A common stock offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus supplement and under similar headings in any amendments or supplements to this prospectus supplement and the documents incorporated herein by reference.

RISK FACTORS
Investing in our securities involves risks. You should carefully review the risk factors contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended by any amendments thereto, and in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed subsequently to the Annual Report on Form 10-K, which risk factors are incorporated by reference in this prospectus supplement, the information contained under the heading “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus supplement, the accompanying prospectus or any applicable prospectus supplement before making an investment decision. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our securities could decline and you could lose all or part of your investment. See “Incorporation of Certain Documents by Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
All of the securities offered by the Selling Holders pursuant to this prospectus supplement will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Holders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Holders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus supplement, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING HOLDERS
This prospectus supplement relates to the possible offer and resale by the Selling Holders of up to 1,127,529 shares of Class A common stock.
The Selling Holders may from time to time offer and sell any or all of the shares of Class A common stock set forth below pursuant to this prospectus supplement, the accompanying prospectus or any accompanying prospectus supplement. When we refer to the “Selling Holders” in this prospectus supplement, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Holders’ interest in the shares of Class A common stock after the date of this prospectus such that registration rights shall apply to those securities.
The following table is prepared based on information provided to us by the Selling Holders. It sets forth the name and address of each Selling Holder, the aggregate number of shares of Class A common stock that the Selling Holders may offer pursuant to this prospectus supplement and the accompanying prospectus, and the beneficial ownership of the Selling Holders both before and after the offering. We have based percentage ownership prior to this offering on 75,293,996 shares of Class A common stock outstanding as of August 28, 2026.
We cannot advise you as to whether the Selling Holders will in fact sell any or all of such Class A common stock. In addition, the Selling Holders may have sold or transferred some or all of the shares of Class A common stock indicated below with respect to such Selling Holder and may in the future sell, transfer or otherwise dispose of, at any time and from time to time, the Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus supplement. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus supplement and the accompanying prospectus upon the completion of the offering.

	Beneficial Ownership Before the Offering		Shares to be Sold in the Offering		Beneficial Ownership After the Offering
Name of Selling Holder	Number of Shares	%(1)	Number of Shares	%(1)	Number of Shares	%(1)
Timothy Shacklock (2)	—	*	450,002	0.6%	—	*
Other Selling Holders(3)	—	*	677,527	0.9%	—	*
__________________
*Less than 1%.
(1)Based upon 75,293,996 shares of Class A common stock outstanding as of August 28, 2026.
(2)The address for the Selling Holder is Cleveland House, 33 King Street, London, SW1Y 6RJ.
(3)The address for the Other Selling Holders is Cleveland House, 33 King Street, London, SW1Y 6RJ.
Material Relationships with the Selling Holders
On April 13, 2026, the Company entered into a Sale and Purchase Deed to acquire 100% of the membership interests of a limited liability partnership organized under the laws of England and Wales (the “Acquisition”). In connection with the Acquisition, the Company agreed to issue shares of its Class A common stock to the Selling Holders as a portion of the purchase consideration.
The share consideration consists of the following components: (i) an aggregate of 1,127,529 shares of Class A common stock to be issued at closing; (ii) an aggregate of 2,255,058 additional shares of Class A common stock to be issued in three annual tranches on each of the first, second, and third anniversaries of closing, subject to forfeiture in certain circumstances; and (iii) contingent consideration based on fees received from certain client engagements, a portion of which may be payable in shares of Class A common stock calculated based on the volume-weighted average trading price of the Class A common stock during specified measurement periods.

PLAN OF DISTRIBUTION
We are registering the resale by the Selling Holders, or their permitted transferees, of up to 1,127,529 shares of Class A common stock.
The Selling Holders may offer and sell, from time to time, their respective shares of Class A common stock covered by this prospectus supplement and the accompanying prospectus. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Holders may sell their securities by one or more of, or a combination of, the following methods:
•on the Nasdaq, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;
•in privately negotiated transactions;
•in underwritten transactions;
•in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;
•through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus supplement and the accompanying prospectus;
•in ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;
•through the distribution of the securities by any Selling Holder to its partners, members or stockholders;
•in short sales entered into after the effective date of the registration statement of which this prospectus supplement and the accompanying prospectus are a part;
•by pledge to secure debts and other obligations;
•to or through underwriters or agents;
•“at the market” or through market makers or into an existing market for the securities; or
•by any other method permitted pursuant to applicable law.
The Selling Holders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Holders and, at the time of the determination, may be higher or lower than the market price of our securities on the Nasdaq or any other exchange or market.
The Selling Holders may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers that in turn may sell the securities. The shares may be sold directly or through broker-dealers acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Selling Holders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus supplement and the accompanying prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus supplement and the accompanying prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Holders or from purchasers of the offered securities for whom they may act as agents.

In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Holders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the Selling Holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.
The Selling Holders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Holders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus supplement and the accompanying prospectus by the Selling Holders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
To the extent required, this prospectus supplement and the accompanying prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus supplement and the accompanying prospectus, the Selling Holders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A common stock by a Non-U.S. Holder (as defined below) that acquires our Class A common stock pursuant to this offering and that holds our Class A common stock as a capital asset within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion is based on the Code, Treasury Department regulations promulgated thereunder (“Regulations”), judicial decisions, administrative pronouncements and other relevant applicable authorities, all as currently in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect).
This discussion does not address all U.S. federal income tax considerations that may be applicable to Non-U.S. Holders in light of their particular circumstances or Non-U.S. Holders subject to special treatment under U.S. federal income tax law, such as (without limitation):
•banks, insurance companies and other financial institutions or financial services entities;
•brokers, dealers or traders in securities or currencies;
•regulated investment companies or real estate investment trusts;
•pension plans or other tax-qualified retirement plans;
•“qualified foreign pension funds,” or entities wholly-owned by a “qualified foreign pension fund”;
•persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;
•persons who have a functional currency other than the U.S. dollar;
•persons subject to special tax accounting rules as a result of any item of gross income with respect to the Class A common stock being taken into account in an applicable financial statement under section 451(b) of the Code;
•former citizens or long-term residents of the United States;
•persons that elect to mark their securities to market;
•partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes and investors therein;
•persons holding our Class A common stock as part of a straddle, hedge, conversion or other integrated transaction;
•persons who acquired shares of our Class A common stock as compensation or otherwise in connection with the performance of services;
•foreign branches or controlled foreign corporations;
•passive foreign investment companies;
•tax-exempt entities or governmental organizations; and
•corporations that accumulate earnings to avoid U.S. federal income tax.
In addition, this discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax, or Medicare contribution tax considerations. Non-U.S. Holders should consult their tax advisors regarding the particular tax considerations to them of owning and disposing of our Class A common stock.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our Class A common stock that is not for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more U.S. persons (within the meaning of section 7701(a)(30) of the Code) have the authority to control all substantial decisions, or (ii) that has otherwise validly elected to be treated as a U.S. person under the applicable Regulations.
If a partnership (or other entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds our Class A common stock, the tax treatment of a partner or beneficial owner will generally depend on the status of the owner and the activities of the entity or arrangement. Partners in a partnership (or beneficial owners of another entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) should consult their tax advisors regarding the tax considerations of an investment in our Class A common stock.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS CONSIDERING THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF OTHER FEDERAL, STATE, LOCAL, AND FOREIGN TAX LAWS, AND APPLICABLE TAX TREATIES.
Distributions on Our Class A Common Stock
A distribution of cash or property (other than certain stock distributions) with respect to our Class A common stock generally will be treated as a dividend to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If a distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), the excess will be treated first as a tax-free return of capital to the extent of a Non-U.S. Holder’s adjusted tax basis in our Class A common stock and thereafter as capital gain from the sale, exchange or other taxable disposition of our Class A common stock, with the tax treatment described below in “—Sale, Exchange or Other Disposition of Our Class A Common Stock.”
Subject to the discussions below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act Withholding Taxes,” and the discussion regarding effectively connected income in the next paragraph, distributions treated as dividends paid on our Class A common stock to a Non-U.S. Holder will generally be subject to U.S. federal withholding tax at a 30% rate, or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding under an applicable income tax treaty, a Non-U.S. Holder will generally be required to provide to us or another applicable withholding agent a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8 (or any appropriate successor or replacement forms), as applicable, together with any necessary attachments, certifying qualification for such reduced rate. If the Non-U.S. Holder holds the stock through a financial institution or other agent acting on the Non-U.S. Holder’s behalf, the Non-U.S. Holder will be required to provide appropriate documentation to the agent. Even if our current or accumulated earnings or profits are less than the amount of the distribution, the applicable withholding agent may elect to treat the entire distribution as a dividend for U.S. federal withholding tax purposes. A Non-U.S. Holder that does not timely furnish the required documentation but that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty generally may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Subject to the discussions below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act Withholding Taxes,” no amounts in respect of U.S. federal withholding tax will be withheld from dividends paid to a Non-U.S. Holder if the dividends are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States) and the Non-U.S. Holder provides to us or another applicable withholding agent a properly executed IRS Form W-8ECI certifying such exemption. Instead, the effectively connected dividends will generally be subject to regular U.S. federal income tax on a net income basis as if the Non-U.S. Holder were a U.S. person as defined under the Code. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate) on its effectively connected earnings and profits (subject to certain adjustments).
Sale, Exchange or Other Disposition of Our Class A Common Stock
Subject to the discussions below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act Withholding Taxes,” a Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on a sale, exchange or other disposition of our Class A common stock unless:
•such gain is effectively connected with a trade or business conducted by such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), in which case such gain will generally be subject to U.S. federal income tax in the same manner as effectively connected dividend income as described above;
•such Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case such gain will generally be subject to U.S. federal income tax at a rate of 30% (or a lower treaty rate), which gain may be offset by certain U.S.-source capital losses even though the individual is not considered a resident of the United States, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or
•we are or become a United States real property holding corporation (as defined in section 897(c) of the Code, a “USRPHC”), at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, and either (i) our Class A common stock is not regularly traded on an established securities market, or (ii) the Non-U.S. Holder has owned or is deemed to have owned, at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, more than 5% of our Class A common stock.
Although there can be no assurance in this regard, we believe that we are not a USRPHC and we do not anticipate becoming a USRPHC for U.S. federal income tax purposes. Non-U.S. Holders are urged to consult their own tax advisors about the consequences that could result if we are, or become, a USRPHC.
Backup Withholding and Information Reporting
Payments of dividends on our Class A common stock will not be subject to backup withholding, provided a Non-U.S. Holder either certifies to such Non-U.S. Holder’s non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or other applicable IRS Form W-8, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Class A common stock paid to a Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above or a Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting. Payments of dividends on our Class A common stock and proceeds of a disposition of our Class A common stock may be subject to additional information reporting and may also be subject to U.S. federal backup withholding if such Non-U.S. Holder fails to comply with applicable U.S. information reporting and certification requirements.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to tax authorities in a Non-U.S. Holder’s country of residence, establishment, or organization.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act Withholding Taxes
Certain rules may require withholding at a rate of 30% on dividends in respect of, and (subject to the proposed Regulations discussed below) the gross proceeds from the sale or other disposition of, our Class A common stock held by or through certain foreign financial institutions (which is broadly defined for this purpose and includes investment funds), unless such institution (i) enters into, and complies with, an agreement with the Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) complies with an intergovernmental agreement between the United States and an applicable foreign country to report such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our Class A common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and (subject to the proposed Regulations discussed below) the gross proceeds from the sale or other disposition of, our Class A common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Treasury Department. The Treasury Department has released proposed Regulations which, if finalized in their present form, would eliminate the application of this regime with respect to payments of gross proceeds (but not dividends). Pursuant to these proposed Regulations, we and any other applicable withholding agent may (but are not required to) rely on this proposed change to Foreign Account Tax Compliance Act withholding until final Regulations are issued or until such proposed Regulations are rescinded. We will not pay any amounts to holders in respect of any amounts withheld. Non-U.S. Holders should consult their tax advisors regarding the possible implications of this withholding tax on their investment in our Class A common stock.
THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING, AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS AND TREATIES.

LEGAL MATTERS
Mayer Brown LLP, New York, New York will pass upon the validity of the Class A common stock covered by this prospectus supplement. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Perella Weinberg Partners as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, appearing in Perella Weinberg Partners’ Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3ASR under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which form a part of such registration statement, do not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement, including the documents incorporated by reference therein, and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus supplement and the accompanying prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.
We are subject to the reporting requirements of the Exchange Act, and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.
We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are posted on our website at https://pwpartners.com. Any references in this prospectus supplement and the accompanying prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus supplement and the accompanying prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus supplement and the accompanying prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference the documents listed below that we have previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):
•Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026;
•Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 1, 2026, and for the fiscal quarter ended June 30, 2026, filed with the SEC on July 31, 2026;
•Our Definitive Proxy Statement on Schedule 14A for our 2026 Annual Meeting of Stockholders, filed with the SEC on April 10, 2026 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025);
•Current Reports on Form 8-K, filed with the SEC on January 13, 2026, April 13, 2026, May 1, 2026 (but only with respect to Item 5.02), May 21, 2026 and May 29, 2026; and
•The description of our securities contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026, including any amendments or reports filed for the purpose of updating such description.
We are also incorporating by reference all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering (including those documents filed after the date of the initial registration statement and prior to effectiveness of the registration statement), other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto.
The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this prospectus supplement and the accompanying prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus are delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (212) 287-3200, or by sending a written request to Perella Weinberg Partners, 767 Fifth Avenue, New York, New York 10153, Attention: General Counsel.
You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any supplement is accurate as of any date other than the date on the front of those documents or as of any earlier date as of which such information is given.

PROSPECTUS
Perella Weinberg Partners
CLASS A COMMON STOCK
We may offer and sell shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”) from time to time in one or more offerings.
This prospectus describes the general terms of the Class A common stock and the general manner in which the shares of Class A common stock will be offered. The specific amounts, prices and terms of the offering of the Class A common stock will be provided in one or more supplements to this prospectus at the time of offering. The prospectus supplements will also describe the specific manner in which the shares of Class A common stock will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.
One or more selling stockholders may use this prospectus in connection with their resales of shares of our Class A common stock from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. Information about any selling stockholder and its resale of shares of our Class A common stock, including the relationship between such selling stockholders and Perella Weinberg Partner and the amounts, prices and other terms of the applicable offering, will be included in the applicable prospectus supplement, if required.
Our Class A common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “PWP.” On July 31, 2025, the closing price of our Class A common stock on the Nasdaq was $19.94 per share.
Investing in our Class A common stock involves certain risks. See “Risk Factors” on page 6 of this prospectus and any similar section included in any accompanying prospectus supplement and in the documents incorporated by reference herein and therein. You should carefully consider these risks before you make your investment decision.
We and/or the selling stockholders may offer shares of Class A common stock through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of shares of Class A common stock will describe the plan of distribution for that offering. For general information about the distribution of the shares of Class A common stock offered, please see “Plan of Distribution” in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 1, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we and/or the selling stockholders may from time to time sell shares of Class A common stock in one or more offerings.
This prospectus provides you with a general description of the shares of Class A common stock we and/or any selling stockholders may offer. Each time we and/or the selling stockholders sell shares of Class A common stock, we and/or the selling stockholders will provide one or more prospectus supplements that will contain specific information about the terms of the offering, including the specific amounts, prices and terms of the shares of Class A common stock offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” beginning on page 2 of this prospectus.
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. Neither we nor the selling stockholder have authorized anyone to provide you with different information. We and/or any selling stockholder take no responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. We and the selling stockholder are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise requires, all references to the “Company,” “we,” “us” or “our” refer to Perella Weinberg Partners and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an internet site where reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC are available. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov and on our website at https://investors.pwpartners.com free of charge as soon as reasonably practicable after such reports are electronically filed with or furnished to the SEC.
Our website is https://pwpartners.com. Although we refer to our website in this prospectus, the contents of our website are not included or incorporated by reference into this prospectus. All references to our website in this prospectus are intended to be inactive textual references only.
This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered shares of our Class A common stock are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any accompanying prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025;
•Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 2, 2025, and for the fiscal quarter ended June 30, 2025, filed with the SEC on August 1, 2025;
•Portions of our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Stockholders filed with the SEC on April 8, 2025, specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024;
•Current Reports on Form 8-K, filed with the SEC on May 19, 2025, May 30, 2025 (as amended by the Current Report on Form 8-K/A filed with the SEC on August 1, 2025) and August 1, 2025 (but only with respect to Item 5.02); and

•The description of our securities contained in our Registration Statement on Form 8-A (File No. 001-39558), filed with he SEC on September 9, 2020, as supplemented by the description of our securities contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025, including any amendments or reports filed for the purpose of updating such description.
You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:
Perella Weinberg Partners
767 Fifth Avenue
New York, New York 10153
(212) 287-3200
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements included or incorporated by reference in this prospectus are “forward looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. Statements regarding the expectations regarding the combined business are “forward looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
Important factors, among others, that may affect actual results or outcomes include but are not limited to:
•global economic, business and market conditions;
•the Company’s dependence on and ability to retain employees;
•the Company’s ability to successfully identify, recruit, and develop talent;
•conditions impacting the corporate advisory industry;
•the Company’s dependence on its fee-paying clients and fluctuating revenues from its non-exclusive, engagement-by-engagement business model;
•the high volatility of the Company’s revenues as a result of its reliance on advisory fees that are largely contingent on the completion of events which may be out of its control;
•the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business, including actual, potential or perceived conflicts of interest and other factors that may damage its business and reputation;
•the Company’s successful formulation and execution of its business and growth strategies;
•substantial litigation risks in the financial services industry;
•cybersecurity and other operational risks;
•assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity;
•extensive regulation of the corporate advisory industry and U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy and laws; and
•other risks and uncertainties described under the section entitled “Part I—Item 1A. Risk Factors” included in our most recent Annual Report on Form 10-K, as amended by any amendments thereto, and the other documents we file with the SEC from time to time incorporated by reference herein.
The forward-looking statements contained or incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OUR COMPANY
We are a leading global independent advisory firm that provides strategic and financial advice to clients across the most active industry sectors and international markets. Our wide range of global clients include large public multinational corporations, mid-sized public and private companies, financial sponsors, individual entrepreneurs, private and institutional investors, creditor committees and government institutions.
We were founded in June 2006 with the opening of offices in New York and London, led by a team of ten seasoned advisory partners who previously held senior management positions at large global investment banks. The foundation of our Company was rooted in a belief, among other considerations, that clients would increasingly seek out deeply experienced advisors who offer independent strategic thinking and who are not burdened by the complicated conflicts that large investment banking institutions may face due to their various businesses. The 2008 global financial crisis reinforced this hypothesis and contributed to the early growth of our Company. Today, we believe that our independence is even more important. For clients and for us, independence means freedom from the distractions that dilute strategic thinking and a willingness and candor to share an honest opinion, even if at times it is contrary to our clients’ point of view. We believe that our clients choose to engage us because they value our unbiased perspective and expert advice regarding complex financial and strategic matters.
Our business provides services to multiple industry sectors, geographic markets and advisory offerings. We believe that our collaborative partnership and integrated approach combining deep industry insights, significant technical, product and transactional expertise, and rigorous work ethic create a significant opportunity for our Company to realize sustainable growth. We seek to advise clients throughout their evolution, with the full range of our advisory capabilities including, among other things, advice related to strategic and financial decisions, mergers and acquisitions execution, shareholder engagement advisory, financing and capital solutions advice with a focus on restructuring, and liability management, capital markets advisory, and private capital placement, as well as specialized underwriting and research services primarily for the energy and related industries.
Since our inception, we have experienced significant growth in our business, driven by hiring professionals who are highly regarded in their fields of expertise, expanding the scope and geographic reach of our advisory services, deepening and expanding our client relationships and maintaining a firm culture that attracts, develops and retains talented people.
Corporate Information
Our principal executive offices are located at 767 5th Ave, New York, NY 10153, and our telephone number is (212) 287-3200. Our website is https://pwpartners.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus.

RISK FACTORS
Investing in our Class A common stock involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended by any amendments thereto, and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our Class A common stock to decline. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any shares of Class A common stock offered by us under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, but are not limited to, working capital and share repurchases.
In the case of a sale of shares of Class A common stock by any selling stockholder, we will not receive any of the proceeds from such sale.

DESCRIPTION OF SECURITIES
The following summary of certain material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. You should refer to our Restated Certificate of Incorporation and Amended and Restated Bylaws, which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the provisions of the Delaware General Corporation Law (the “DGCL”), as applicable.
Authorized and Outstanding Stock
Our authorized capital stock consists of 2,200,000,000 shares, consisting of (a) 2,100,000,000 shares of common stock including (i) 1,500,000,000 shares of Class A common stock, (ii) 300,000,000 shares of Class B-1 common stock, par value $0.0001 per share (the “Class B-1 common stock”), and (iii) 300,000,000 shares of Class B-2 common stock, par value $0.0001 per share (the “Class B-2 common stock” and together with the Class B-1 common stock, the “Class B common stock”), and (b) 100,000,000 shares of preferred stock, par value $0.0001 per share. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.
As of June 30, 2025, our issued and outstanding share capital consisted of: (i) 62,606,861 shares of Class A common stock, (ii) 24,957,389 shares of Class B-1 common stock, (iii) no shares of Class B-2 common stock, and (iv) no shares of preferred stock. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.
Class A Common Stock
Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our Class A stockholders do not have cumulative voting rights. Except as otherwise required in our Restated Certificate of Incorporation or by applicable law, the holders of Class A common stock and Class B common stock will vote together as a single class on all matters on which stockholders are generally entitled to vote (or, if any holders of preferred stock are entitled to vote together with the holders of common stock, as a single class with such holders of preferred stock). In addition to any other vote required in our Restated Certificate of Incorporation or by applicable law, the holders of Class A common stock and Class B common stock will each be entitled to vote separately as a class only with respect to amendments to our Restated Certificate of Incorporation that increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, as compared to another class of common stock.
Holders of our Class A common stock will be entitled to receive ratably, in proportion to the number of shares held by them, dividends and other distributions in cash, stock or property when, as and if declared by our board of directors out of our assets or funds legally available therefor.
Upon our liquidation, dissolution or winding up, after payment to creditors that may at the time be outstanding and subject to the rights of any holders of preferred stock that may then be outstanding, the holders of our Class A common stock and Class B common stock will be entitled to receive ratably, in proportion to the number of shares held by them, all of our remaining assets and funds available for distribution; provided, however, that, for purposes of any such distribution, each share of Class B common stock will be entitled to receive the same distribution as would be made on 0.001 shares of Class A common stock.
Holders of our Class A common stock do not have preemptive or subscription rights.
Upon the terms and subject to the conditions of the limited partnership agreement of PWP Holdings LP (“PWP OpCo”), holders of PWP OpCo Class A partnership units (other than us) may redeem such PWP OpCo Class A partnership units for shares of Class A common stock on a one-for-one basis or cash equal to the value of such shares, with the form of consideration determined by us.

Class B Common Stock
All of our outstanding Class B-1 common stock is held by PWP VoteCo Professionals LP (together with its successors and assigns, as applicable, “VoteCo Professionals”). As a result of our stockholders agreement with VoteCo Professionals, for so long as VoteCo Professionals or its limited partners maintain, directly or indirectly, ownership of PWP OpCo Class A partnership units that represent at least ten percent (10%) of our issued and outstanding Class A common stock (calculated, without duplication, on the basis that all issued and outstanding PWP OpCo Class A partnership units not held by us or our subsidiaries had been exchanged for our Class A common stock) (the “Class B Condition”), each share of our Class B-1 common stock will entitle VoteCo Professionals or certain transferees to 10 votes for each share held of record on all matters submitted to a vote of stockholders. After the Class B Condition ceases to be satisfied, each share of our Class B-1 common stock will entitle VoteCo Professionals to one vote for each share held of record on all matters submitted to a vote of stockholders. Our Class B stockholders do not have cumulative voting rights. Holders of our Class B-2 common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Except as otherwise required in our Restated Certificate of Incorporation or by applicable law, the holders of Class A common stock and Class B common stock will vote together as a single class on all matters on which stockholders are generally entitled to vote (or, if any holders of preferred stock are entitled to vote together with the holders of common stock, as a single class with such holders of preferred stock). In addition to any other vote required in our Restated Certificate of Incorporation or by applicable law, the holders of Class A common stock and Class B common stock will each be entitled to vote separately as a class only with respect to amendments to our Restated Certificate of Incorporation that increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, as compared to another class of common stock.
Holders of our Class B common stock will be entitled to receive ratably, in proportion to the number of shares held by them, dividends of the same type as any dividends and other distributions in cash, stock or property payable or to be made on outstanding Class A common stock in an amount per share of Class B common stock equal to the amount of such dividends or other distributions as would be made on 0.001 shares of Class A common stock. The holders of our Class B common stock are entitled to receive, on a pari passu basis with the holders of our Class A common stock, such dividend or other distribution on the Class A common stock when, as and if declared by our board of directors out of our assets or funds legally available therefor.
Upon our liquidation, dissolution or winding up, after payment to creditors that may at the time be outstanding and subject to the rights of any holders of preferred stock that may then be outstanding, the holders of our Class A common stock and Class B common stock will be entitled to receive ratably, in proportion to the number of shares held by them, all of our remaining assets and funds available for distribution; provided, however, that, for purposes of any such distribution, each share of Class B common stock will be entitled to receive the same distribution as would be made on 0.001 shares of Class A common stock.
Holders of our Class B common stock do not have preemptive or subscription rights.
Concurrently with an exchange of PWP OpCo Class A partnership units for shares of Class A common stock or cash by a PWP OpCo unitholder who also holds shares of Class B common stock, such PWP OpCo unitholder will be required to surrender to us a number of shares of Class B common stock equal to the number of PWP OpCo Class A partnership units exchanged, and such shares will be converted into shares of Class A common stock or cash (at our option) which will be delivered to such PWP OpCo unitholder at a conversion rate of 0.001.
Holders of our Class B common stock are not permitted to transfer such shares of Class B common stock other than as part of a concurrent transfer of an equal number of PWP OpCo Class A partnership units made to the same transferee in compliance with the restrictions on transfer contained in the limited partnership agreement of PWP OpCo.
Preferred Stock
Our Restated Certificate of Incorporation authorizes our board of directors to establish one or more classes or series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Our board of directors may determine, with respect to any class or series of preferred stock, the terms and rights of such class or series, including without limitation:
•the voting powers, full or limited, or no voting powers of such class or series;
•the designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, of such class or series;
•the redemption rights and price or prices, if any, for shares of such class or series;
•whether dividends, if any, will be cumulative or non-cumulative and the related dividend rates, conditions and times for payment and preferences of such class or series;
•the rights of such class or series upon our dissolution or upon any distribution of our assets; and
•whether the shares of the series will be convertible into, or exchangeable for, shares of any other class or series of stock, or of any other series of the same or any other class or classes of stock, and, if so, the price or prices or rate or rates of exchange and with such adjustments as the board of directors may determine.
We may issue a class or series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their Class A common stock over the market price of the Class A common stock.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq, which will apply so long as the Class A common stock remains listed on the Nasdaq, require stockholder approval of certain issuances of capital stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved Class A common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.
Corporate Opportunities
Our Restated Certificate of Incorporation contains provisions which provide that in the event that a director or officer of the Company, PWP OpCo or any of their respective subsidiaries who is also a partner, principal, director, officer, member, manager, employee, consultant, independent contractor and/or other service provider of any of the Ownership Group (as defined in the Restated Certificate of Incorporation) acquires knowledge of a potential transaction or matter which may be a corporate opportunity for the Company, PWP OpCo or any of their respective subsidiaries and the Ownership Group or their affiliates, neither the Company, PWP OpCo nor any of their respective subsidiaries will have any expectancy in such corporate opportunity unless such corporate opportunity is expressly offered to such person in his or her capacity as a director or officer of the Company in which case such opportunity will belong to the Company, in each case, to the fullest extent permitted by law. In addition, a corporate opportunity will not be deemed to belong to us if it is a business opportunity that the Company, PWP OpCo or any of their respective subsidiaries is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Company, PWP OpCo or any of their respective subsidiaries’ business or is of no practical advantage to it or is one in which we have no interest or reasonable expectancy. In addition, the Ownership Group and their respective affiliates will not have any duty (fiduciary or otherwise) to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business as the Company, PWP

OpCo or any of their respective subsidiaries, in each case, to the fullest extent permitted by law. To the fullest extent permitted by law, in the event that the Ownership Group acquires knowledge of a potential transaction or matter which may be a corporate opportunity for themselves or any of their respective affiliates and the Company, PWP OpCo or any of their respective subsidiaries, neither the Company, PWP OpCo nor any of their respective subsidiaries will have any expectancy in such corporate opportunity, and the Ownership Group will not have any duty to communicate or offer such corporate opportunity to the Company, PWP OpCo or any of their respective subsidiaries and may pursue or acquire such corporate opportunity for themselves or direct such corporate opportunity to another person, including one of their affiliates.
Forum Selection Clause
Our Restated Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to us or our stockholders, (iii) any action asserting a claim against us or our directors, officers or employees arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws or (iv) any action asserting a claim against us or our directors, officers or employees governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having jurisdiction over such action or proceeding. If the Court of Chancery of the State of Delaware does not have jurisdiction, the sole and exclusive forum for such action or proceeding shall be another State or federal court located in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provision. This choice of forum provision limits a stockholder’s ability to bring a claim in another judicial forum, including in a judicial forum that it may find favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. The foregoing provision does not apply to claims made under the federal securities laws as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction.
Anti-Takeover Effects of Provisions of Delaware Law, Our Restated Certificate of Incorporation and the Stockholders Agreement
Our Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of our Company unless the takeover or change in control is approved by our board of directors. These provisions include the following:
Our Restated Certificate of Incorporation provides that our board of directors will be divided into three classes that will be, as nearly as may be possible, of equal size. The initial terms of the Class I, Class II and Class III directors expired at the 2022, 2023 and 2024 annual meetings of our stockholders, respectively, and in each case, when any successor has been duly elected and qualified or until their earlier resignation, removal or death. Upon the expiration of each initial term, directors will subsequently serve three-year terms if renominated and reelected.
Our Restated Certificate of Incorporation provides that, for so long as the Class B Condition is satisfied, stockholder action may be taken by written consent in lieu of a meeting if such consent, setting forth the action so taken, will be signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted and will be delivered to us in accordance with the DGCL and our Amended and Restated Bylaws. After the Class B Condition ceases to be satisfied, stockholders will no longer have the ability to consent in writing to the taking of any action so that stockholder action may be taken only at an annual or special meeting of stockholders. Additionally, our Restated Certificate of Incorporation provides that as long as the Class B Condition is satisfied, each holder of Class B-1 common stock shall be entitled to ten votes per share.
Our Restated Certificate of Incorporation provides that, except as otherwise required by law, special meetings of our stockholders can only be called by (i) our Chairman of the board of directors, if there be one, (ii) our Chief

Executive Officer or President at the request in writing of (a) directors constituting a majority of the voting power of the entire board of directors or (b) a committee of the board of directors that has been duly designated by the board of directors and whose powers and authority include the power to call such meetings, or (iii) until such time as the Class B Condition ceases to be satisfied, stockholders collectively holding a majority of the voting power of the shares represented at the meeting and entitled to vote in connection with the election of our directors. After the Class B Condition ceases to be satisfied, stockholders will no longer have the ability to call a special meeting.
In addition, under our stockholders agreement with VoteCo Professionals, VoteCo Professionals has the right to designate a number of designees to our board of directors equal to a majority of the board of directors for so long as the Class B Condition is satisfied. For so long as the Class B Condition is no longer satisfied and VoteCo Professionals or its limited partners maintain, directly or indirectly, ownership of PWP OpCo Class A partnership units that represent at least five percent (5%) of our issued and outstanding Class A common stock (calculated, without duplication, on the basis that all issued and outstanding PWP OpCo Class A partnership units not held by us or our subsidiaries had been exchanged for our Class A common stock) (the “Secondary Class B Condition”), VoteCo Professionals will have the right to designate a number of directors (rounded up to the nearest whole number) equal to one third of our board of directors. VoteCo Professionals retains the right to remove any director previously designated by it, with or without cause, for so long as the Class B Condition or the Secondary Class B Condition remains satisfied. For so long as the Class B Condition is satisfied, VoteCo Professionals will also have the right to veto the authorization, approval, or ratification of certain actions or any plan with respect thereto without its prior approval.
In addition, there is no cumulative voting in the election of directors and our Restated Certificate of Incorporation provides that, subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any or all of our directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the shares entitled to vote in connection with the election of our directors; provided that at any time the Class B Condition is satisfied, any or all of our directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in connection with the election of our directors.
The foregoing provisions of our Restated Certificate of Incorporation and our stockholders agreement with VoteCo Professionals could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights.
However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit our minority stockholders.
Indemnification of Directors and Officers
We have entered into separate indemnification agreements with each of our directors and executive officers which are in addition to our indemnification obligations under our Restated Certificate of Incorporation. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers against expenses and liabilities that may arise by reason of their status as directors and executive officers, subject to certain exceptions. These indemnification agreements may also require us to advance any expenses incurred by our directors and executive officers as a result of any proceeding against them as to which they could be indemnified and to obtain and maintain directors’ and officers’ insurance.
We maintain standard policies of insurance under which coverage is provided (a) to our directors and executive officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to us with respect to payments which may be made by us to such executive officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
Transfer Agent
The transfer agent for our Class A common stock is Equiniti Trust Company, LLC.
Listing
Our Class A common stock is traded on the Nasdaq under the symbol “PWP”.

SELLING STOCKHOLDERS
Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
We and/or the selling stockholders may sell the shares of Class A common stock being offered hereby in one or more of the following ways from time to time, which may involve crosses or block transactions:
•through underwriters for resale to purchasers;
•through dealers to purchasers;
•through agents to purchasers;
•directly to one or more purchasers, including affiliates;
•through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•through a combination of any of these methods of sale; or
•through any other method permitted pursuant to applicable law.
We and/or the selling stockholders may directly solicit offers to purchase shares of Class A common stock, or agents may be designated to solicit such offers. We and/or the selling stockholders will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we or the selling stockholders, as applicable, must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
The distribution of the shares of Class A common stock may be effected from time to time in one or more transactions:
•at a fixed price, or prices, which may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each prospectus supplement will describe the method of distribution of the shares of Class A common stock and any applicable restrictions.
The prospectus supplement will describe the terms of the offering of the shares of Class A common stock, including the following:
•the name of the agent, dealer or any underwriters;
•the public offering or purchase price and the proceeds we and/or the selling stockholders, as applicable, will receive from the sale of the shares;
•any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;
•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed or re-allowed or paid to dealers; and
•any securities exchanges on which such offered shares may be listed.

If any underwriters or agents are utilized in the sale of the shares of Class A common stock in respect of which this prospectus is delivered, we and/or the selling stockholders will enter into an underwriting agreement or other agreement with them at the time of sale to them, and the prospectus supplement relating to such offering will set forth the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the shares of Class A common stock in respect of which this prospectus is delivered, we and/or the selling stockholders will sell such shares to the dealer, as principal. The dealer may then resell such shares to the public at varying prices to be determined by such dealer at the time of resale.
If we offer shares of Class A common stock in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the shares they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we and/or the selling stockholders will authorize underwriters or other persons acting as our or its agents to solicit offers by certain institutions to purchase shares of Class A common stock from us and/or the selling stockholders pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of shares of Class A common stock sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•the purchase by an institution of the shares covered under that contract shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which that institution is subject; and
•if the shares are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such shares not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
The selling stockholder may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers that in turn may sell the securities. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services (including investment banking services) for us, the selling stockholder or one or more of our or their respective affiliates in the ordinary course of business.
In order to facilitate the offering of the shares of Class A common stock, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A common stock or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the Class A common stock or of any such other securities, the underwriters may bid for, and purchase, the Class A common stock or any such other securities in the open market. Finally, in any offering of the shares of Class A common stock through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Class A common stock above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
The selling stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the selling stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.
Instead of selling the shares of Class A common stock under this prospectus, the selling stockholders may sell the shares of Class A common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS
Mayer Brown LLP, New York, New York, will pass upon certain legal matters relating to the issuance and/or sale of the securities offered hereby. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Perella Weinberg Partners appearing in Perella Weinberg Partners’ Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Perella Weinberg Partners’ internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Perella Weinberg Partners
Resale of Up To 1,127,529 Shares of Class A Common Stock
PROSPECTUS SUPPLEMENT
September 1, 2026